Exhibit 1.1.1

EQUITY FOCUS TRUSTS,

UNCOMMON VALUES AGGRESSIVE GROWTH SERIES, 2006

REFERENCE TRUST INDENTURE

Dated as of August 7, 2006

This Trust Indenture between Citigroup Global Markets Inc., as Sponsor, and The Bank of New York, as Trustee (the “Indenture”) sets forth certain provisions in full and incorporates other provisions by reference to the document entitled “Equity Focus Trusts, Standard Terms and Conditions of Trust for Series formed on or subsequent to July 19, 2005,” (the “Standard Terms and Conditions of Trust”) and such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

WITNESSETH THAT:

In consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee agree as follows:

Part I

STANDARD TERMS AND CONDITIONS OF TRUST

Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

Part II

SPECIAL TERMS AND CONDITIONS OF TRUST

The following special terms and conditions are hereby agreed to:

(a)	The Securities (including Contract Securities) deposited hereunder are those listed in the Prospectus under Portfolio relating to Equity Focus Trusts, Uncommon Values Aggressive Growth Series, 2006.

(b)	SECTION 2.02 is hereby deleted and replaced with the following:

“Effective as of the Evaluation Time on August 8, 2006, in the event that the aggregate value of Securities in the Trust has increased since the evaluation on August 7, 2006, the Trustee shall issue such number of additional Units to the Holder of outstanding Units as of the close of business on August 7, 2006, that the price per Unit computed as of the Evaluation Time on August 8, 2006, plus the maximum applicable sales charge shall equal approximately $1 per Unit (based on the number of Units outstanding as of said Evaluation Time, including the additional Units issued pursuant to this sentence); in the event that the aggregate value of Securities in the Trust Fund has decreased since the evaluation on August 7, 2006, there will be a reverse split of the outstanding Units, and said Holder will surrender to the Trustee for cancellation such number of Units, that the price per Unit computed as of the Evaluation Time on August 8, 2006, plus the maximum applicable sales charge shall equal approximately $1 per Unit (based on the number of Units outstanding as of said Evaluation Time, reflecting cancellation of Units pursuant to this sentence).”

(c)	SECTION 3.04 shall be amended by adding the following provision to the end of the third paragraph:

“The Trustee is required to determine on each Record Day and distribute on each Distribution Day all cash held for distribution by a Trust. Notwithstanding any provision contained in the Indenture to the contrary, the Trustee shall not be required to make a distribution from the Income Account or the Capital Account unless the aggregate cash held for distribution within the meaning of Treas. Reg. 1.671-5T(b)(5) is equal to or greater than the amount (which as of the date of this Indenture is 0.1% of the aggregate net asset value of a Trust) set forth in Treas. Reg. 1.671-5T(c)(2)(v)(C)(2)(i), or any successor regulation that may be in effect from time to time as of each related Record Day.”

(d)	SECTION 3.07 is hereby amended to replace the second paragraph with the following:

“Within a reasonable period of time after the end of June in each year (normally within 20 to 60 days), the Trustee shall furnish to each person who at any time during the preceding period from July 1 through June 30 (a “Trust Year”) was a Holder of record a statement:

(a)	as to the Income Account:

(1)	the amount of income received on the Securities or the sale pursuant to Section 3.08 of any rights to purchase securities;

(2)	the deductions for applicable taxes and fees and expenses of the Trustee and the Sponsor and of counsel pursuant to Section 3.10, and accrued organizational expenses and Deferred Sales Charge, if any;

(3)	the balance remaining after such deductions expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such Trust Year;

(4)	the amounts received for purchases of Contract Securities, if any;

(b)	as to the Capital Account:

(1)	the net proceeds received (excluding any portion thereof credited to the Income Account) from the sale or liquidation of any of the Securities or any sale pursuant to Section 3.08;

(2)	the deductions for payment of applicable taxes and fees and expenses of the Trustee and the Sponsor and of counsel pursuant to Section 3.10, and accrued organizational expenses and Deferred Sales Charge, if any;

(3)	the balance remaining after such deductions expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such Trust Year; and

(c)	the following information:

(1)	a list of the Securities disposed of or acquired during such Trust Year, and a list of the Securities as of the last Business Day of the Trust Year showing which Securities, if any, constitute Restricted Securities;

(2)	the number of Units outstanding on the last Business Day of the Trust Year;

(3)	the Unit Value based on the last Trust Fund Evaluation made during the Trust Year; and

(4)	the amounts actually distributed to Holders during the Trust Year from the Income and Capital Accounts, separately stated, expressed both as total dollar amounts and as dollar amounts per Unit outstanding on the Record Days for such distributions and the status of such distributions for federal income tax purposes.”

(e)	SECTION 4.01 shall be amended by deleting the words “or foreign” from the second sentence of the first paragraph and by deleting the third sentence and replacing it with the following:

“Nothwithstanding the preceding, if the Trust contain non-North American Securities, whether or not they are listed on a foreign securities exchange, or a Security which is an American Depository Receipt (“ADR”) and there is no closing price for the ADR on the relevant Business Day, the Securities shall be evaluated at a fair market price provided by a data vendor designated by the Trustee.”

(f)	For purposes of SECTION 7.03 the amount per year as compensation for the Sponsor is hereby specified as the amount set forth under Summary of Essential Information in the Prospectus as Sponsor’s Annual Fee.

(g)	For purposes of SECTION 8.05, the amount per year specified as compensation for the Trustee is hereby specified as the amount set forth under Summary of Essential Information in the Prospectus as Trustee’s Annual Fee.

(h)	Notwithstanding any provision of SECTIONS 4.01 and 5.01 to the contrary, on August 8, 2006, only, in addition to the evaluation of the Trust Fund made as of the 4:00 p.m. Evaluation Time on such day, the Trustee (i) shall furnish to the Sponsor an evaluation of each issue of the Securities as of 9:30 a.m. in the manner provided in SECTION 4.01, and (ii) shall also furnish to the Sponsor as of 9:30 a.m. an evaluation of the Trust Fund in the manner provided in SECTION 5.01.

This Indenture shall be deemed effective when executed and delivered by the Sponsor and the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture to be duly executed as of the date first written above.

CITIGROUP GLOBAL MARKETS INC. Sponsor

By	/s/ MICHAEL KOCHMANN
Managing Director

THE BANK OF NEW YORK, Trustee

By	/s/ JOHN PROFETA
Vice President

(SEAL)

ATTEST:

By	/s/ RUDOLF E. REITMANN
Rudolf E. Reitmann
Notary Public State of New York
No. 01RE5086077
Qualified in Queens County
Commission Expires Oct. 6th, 09

EQUITY FOCUS TRUSTS,

UNCOMMON VALUES GROWTH & INCOME SERIES, 2006

REFERENCE TRUST INDENTURE

Dated as of August 7, 2006

This Trust Indenture between Citigroup Global Markets Inc., as Sponsor, and The Bank of New York, as Trustee (the “Indenture”) sets forth certain provisions in full and incorporates other provisions by reference to the document entitled “Equity Focus Trusts, Standard Terms and Conditions of Trust for Series formed on or subsequent to July 19, 2005,” (the “Standard Terms and Conditions of Trust”) and such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

WITNESSETH THAT:

In consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee agree as follows:

Part I

STANDARD TERMS AND CONDITIONS OF TRUST

Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

Part II

SPECIAL TERMS AND CONDITIONS OF TRUST

The following special terms and conditions are hereby agreed to:

(a)	The Securities (including Contract Securities) deposited hereunder are those listed in the Prospectus under Portfolio relating to Equity Focus Trusts, Uncommon Values Growth & Income Series, 2006.

(b)	SECTION 2.02 is hereby deleted and replaced with the following:

“Effective as of the Evaluation Time on August 8, 2006, in the event that the aggregate value of Securities in the Trust has increased since the evaluation on August 7, 2006, the Trustee shall issue such number of additional Units to the Holder of outstanding Units as of the close of business on August 7, 2006, that the price per Unit computed as of the Evaluation Time on August 8, 2006, plus the maximum applicable sales charge shall equal approximately $1 per Unit (based on the number of Units outstanding as of said Evaluation Time, including the additional Units issued pursuant to this sentence); in the event that the aggregate value of Securities in the Trust Fund has decreased since the evaluation on August 7, 2006, there will be a reverse split of the outstanding Units, and said Holder will surrender to the Trustee for cancellation such number of Units, that the price per Unit computed as of the Evaluation Time on August 8, 2006, plus the maximum applicable sales charge shall equal approximately $1 per Unit (based on the number of Units outstanding as of said Evaluation Time, reflecting cancellation of Units pursuant to this sentence).”

(c)	SECTION 3.04 shall be amended by adding the following provision to the end of the third paragraph:

“The Trustee is required to determine on each Record Day and distribute on each Distribution Day all cash held for distribution by a Trust. Notwithstanding any provision contained in the Indenture to the contrary, the Trustee shall not be required to make a distribution from the Income Account or the Capital Account unless the aggregate cash held for distribution within the meaning of Treas. Reg. 1.671-5T(b)(5) is equal to or greater than the amount (which as of the date of this Indenture is 0.1% of the aggregate net asset value of a Trust) set forth in Treas. Reg. 1.671-5T(c)(2)(v)(C)(2)(i), or any successor regulation that may be in effect from time to time as of each related Record Day.”

(d)	SECTION 3.07 is hereby amended to replace the second paragraph with the following:

“Within a reasonable period of time after the end of June in each year (normally within 20 to 60 days), the Trustee shall furnish to each person who at any time during the preceding period from July 1 through June 30 (a “Trust Year”) was a Holder of record a statement:

(a)	as to the Income Account:

(1)	the amount of income received on the Securities or the sale pursuant to Section 3.08 of any rights to purchase securities;

(2)	the deductions for applicable taxes and fees and expenses of the Trustee and the Sponsor and of counsel pursuant to Section 3.10, and accrued organizational expenses and Deferred Sales Charge, if any;

(3)	the balance remaining after such deductions expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such Trust Year;

(4)	the amounts received for purchases of Contract Securities, if any;

(b)	as to the Capital Account:

(1)	the net proceeds received (excluding any portion thereof credited to the Income Account) from the sale or liquidation of any of the Securities or any sale pursuant to Section 3.08;

(2)	the deductions for payment of applicable taxes and fees and expenses of the Trustee and the Sponsor and of counsel pursuant to Section 3.10, and accrued organizational expenses and Deferred Sales Charge, if any;

(3)	the balance remaining after such deductions expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such Trust Year; and

(c)	the following information:

(1)	a list of the Securities disposed of or acquired during such Trust Year, and a list of the Securities as of the last Business Day of the Trust Year showing which Securities, if any, constitute Restricted Securities;

(2)	the number of Units outstanding on the last Business Day of the Trust Year;

(3)	the Unit Value based on the last Trust Fund Evaluation made during the Trust Year; and

(4)	the amounts actually distributed to Holders during the Trust Year from the Income and Capital Accounts, separately stated, expressed both as total dollar amounts and as dollar amounts per Unit outstanding on the Record Days for such distributions and the status of such distributions for federal income tax purposes.”

(e)	SECTION 4.01 shall be amended by deleting the words “or foreign” from the second sentence of the first paragraph and by deleting the third sentence and replacing it with the following:

“Nothwithstanding the preceding, if the Trust contain non-North American Securities, whether or not they are listed on a foreign securities exchange, or a Security which is an American Depository Receipt (“ADR”) and there is no closing price for the ADR on the relevant Business Day, the Securities shall be evaluated at a fair market price provided by a data vendor designated by the Trustee.”

(f)	For purposes of SECTION 7.03 the amount per year as compensation for the Sponsor is hereby specified as the amount set forth under Summary of Essential Information in the Prospectus as Sponsor’s Annual Fee.

(g)	For purposes of SECTION 8.05, the amount per year specified as compensation for the Trustee is hereby specified as the amount set forth under Summary of Essential Information in the Prospectus as Trustee’s Annual Fee.

(h)	Notwithstanding any provision of SECTIONS 4.01 and 5.01 to the contrary, on August 8, 2006, only, in addition to the evaluation of the Trust Fund made as of the 4:00 p.m. Evaluation Time on such day, the Trustee (i) shall furnish to the Sponsor an evaluation of each issue of the Securities as of 9:30 a.m. in the manner provided in SECTION 4.01, and (ii) shall also furnish to the Sponsor as of 9:30 a.m. an evaluation of the Trust Fund in the manner provided in SECTION 5.01.

This Indenture shall be deemed effective when executed and delivered by the Sponsor and the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture to be duly executed as of the date first written above.

CITIGROUP GLOBAL MARKETS INC. Sponsor

By	/s/ MICHAEL KOCHMANN
Managing Director

THE BANK OF NEW YORK, Trustee

By	/s/ JOHN PROFETA
Vice President

(SEAL)

ATTEST:

By	/s/ RUDOLF E. REITMANN
Rudolf E. Reitmann
Notary Public State of New York
No. 01RE5086077
Qualified in Queens County
Commission Expires Oct. 6th, 09